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                                                                Exhibit 10.68 FT

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into effective September 1, 1999, by and between Paul C. Oursler ("Employee") and Futech Interactive Products, Inc., an Arizona corporation ("Employer").

                                    RECITALS:

     A. Employer desires to hire the services of Employee, and Employee is willing to provide those services to Employer, on the terms and conditions hereinafter set forth.

                                     TERMS:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Employment.    Employer hereby hires and employs Employee for the
position of "President Futech Interactive Products." Employee shall be vested which such powers and responsibilities as Employer shall assign to Employee. Employee shall perform such functions and duties as Employer shall from time to time prescribe.

     Employee will devote on an exclusive basis Employee's full time, energy and skill to the performance of the Employee's duties for Employer and for the benefit of Employer. Employee shall at all times faithfully, industriously, and to the best of Employee's ability, experience and talent, and to the reasonable satisfaction of Employer, perform Employee's duties under this Agreement. Employee will exercise due diligence and care in the performance of Employee's duties to Employer under this Agreement.

     2. Employment Period. The period of employment shall commence on September 1, 1999, and end on the date which is three years thereafter, unless sooner terminated in accordance with the provisions of this Agreement. The period of time commencing on Employee's first day of employment with Employer, and ending on the effective date of the termination of employment of Employee under this Agreement, is sometimes referred to herein as the "Employment Period."

     3. Compensation. As compensation for services rendered by Employee under this Agreement, Employer shall pay Employee as follows, and Employee agrees that said payments shall be in full payment for Employee's services and promises to Employer (specifically including the covenant not to compete as set out in Section 8 below and the proprietary information provisions in
Section 9 below):

          (a) Base Salary. For year one (1) of this Employment Agreement, compensation installments based on an annual salary of One Hundred Fifty Thousand Dollars ($150,000.00). For years two (2) and three (3) of this Employment Agreement, compensation installments based on an annual salary of two Hundred Thousand Dollars ($200,000.00). Employee's salary under this subparagraph
               (a) shall be



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          Dollars ($200,000.00). Employee's salary under this subparagraph (a)
          shall be payable in equal periodic installments in accordance with Employer's usual practice.

     (b) Adjustments to the Base Salary as follows: If, at the end of any fiscal semi-annual period during the term of this Agreement, Company's annualized revenues equal or exceed $25,000,000 (which shall be determined by multiplying such semi-annual period times two) and there is a positive net income at the end of such semi-annual period as reflected on Company's financial statements prepared in the ordinary course of business according to generally accepted accounting principles (but not including any extraordinary income or expense items), the base salary will increase by the sum equal to 1% multiplied by the Company's annualized revenues equal to or exceeding $25,000,000 as defined above.

     (c) Common Stock Options. Employee may purchase up to 3,000,000 shares of Employer's Common Stock at any time between the date hereof and September 1, 2009. The purchase price shall be $.05 per share, payable in full in cash at the time the option is exercised. The option may be exercised only by written notice given to Employer, or Employer's successors and assigns.

     If Employee has been continuously employed by Futech between September 1, 1999 and September 1, 2000, and has not been in default under the terms of this Agreement, then Employee shall as of September 1, 2000 have the right to purchase up to 1,050,000 shares of Employer's common stock.

     If Employee has been continuously employed by Futech between September 1, 1999 and September 1, 2001, and has not been in default under the terms of this Agreement, then Employee shall as of September 1, 2001 have the right to purchase up to 900,000 shares of Employer's common stock.

     If Employee has been continuously employed by Futech between September 1, 1999 and September 1, 2002, and has not been in default under the terms of this Agreement, then Employee shall as of September 1, 2002 have the right to purchase up to 900,000 shares of Employer's common stock.

     The purchase price of common stock purchased under the three preceding paragraphs shall be $.125 per share, payable in full in cash at the time the option is exercised. The options may be exercised only by written notice given to Employer, or Employer's successors and assigns.

     Employer's common stock shall be subject to all of the terms and restrictions of said stock. No representation, warranty or guaranty is made by Employer as to the value of the stock to be issued pursuant to this subparagraph, and Employee takes full risk and responsibility as to


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          payable in equal periodic installments in accordance with Employer's usual practice.

     (b) Adjustments to the Base Salary as follows: If, at the end of any fiscal semi-annual period during the term of this Agreement, Company's annualized revenues equal or exceed $25,000,000 (which shall be determined by multiplying such semi-annual period times two) and there is a positive net income at the end of such semi-annual period as reflected on Company's financial statements prepared in the ordinary course of business according to generally accepted accounting principals (but not including any extraordinary income or expense items), the base salary will increase by the sum equal to 1% multiplied by the Company's annualized revenues equal to or exceeding $25,000,000 as defined above.

     (c) Common Stock Options. Employee may purchase up to 3,000,000 shares of Employer's Common Stock at any time between the date hereof and September 1, 2009. The purchase price shall be $.05 per share, payable in full in cash at the time the option is exercised. The option may be exercised only by written notice given to Employer, or Employer's successors and assigns.


     If Employee has been continuously employed by Futech between September 1, 1999 and September 1, 2000, and has not been in default under the terms of this Agreement, then Employee shall as of September 1, 2000 have the right to purchase up to 1,050,000 shares of Employer's common stock.

     If Employee has been continuously employed by Futech between September 1, 1999 and September 1, 2001, and has not been in default under the terms of this Agreement, then Employee shall as of September 1, 2001 have the right to purchase up to 900,000 shares of Employer's common stock.

     If Employee has been continuously employed by Futech between September 1, 1999 and September 1, 2002, and has not been in default under the terms of this Agreement, then Employee shall as of September 1, 2002 have the right to purchase up to 900,000 shares of Employer's common stock.

     The purchase price of common stock purchased under the three preceding paragraphs shall be $.125 per share, payable in full in cash at the time the option is exercised. The options may be exercised only by written notice given to Employer, or Employer's successors and assigns.

     Employer's common stock shall be subject to all of the terms and restrictions of said stock. No representation, warranty or guaranty is made by Employer as to the value of the stock to be issued pursuant to this subparagraph, and Employee takes full risk and responsibility as to said value.

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          Employee hereby makes the representations and warranties set out in
     Exhibit "A" attached hereto and hereby made part hereof. On said Exhibit "A" Employee is referred to as the "Subscriber," Employer is referred as the Corporation, and the shares of stock to be acquired by Employee under this Section are referred to as the "Shares." Employee acknowledges and understands the meaning and legal consequences of the representations and warranties contained herein and agrees to indemnify and defend and hold harmless the other parties hereto, and Employer's directors, officers, agents, employees, and attorneys, from and against any and all claims, loss, damage, liability, cost or expense, including attorneys' fees and court costs, due to or arising out of or connected directly or indirectly with or to any breach of any such representation or warranty made by Employee. Employee's representations and warranties appearing herein are made as of the date hereof and as of the date of issuance of stock pursuant to this subparagraph (c) and/or subparagraph (b) above. Employee's acceptance of stock under this Section 3 shall constitute Employee's confirmation of the representations and warranties appearing herein as of the date of the acceptance.

          Employee shall be entitled to have Employer issue Employee stock under this Section 3 not more than twice in any calendar year.

          (d) Vacation and Fringe Benefit Programs. During the term of this Agreement, Employee shall be entitled to the following:

               (i) Three (3) weeks of vacation per full year worked, to be taken in accordance with the policies and directives of Employer.

               (ii) Participation in any benefit programs adopted from time to time by Employer for the benefit of its employees. Employee shall receive such other fringe benefits as may be granted to Employee from time to time by Employer. Employee's participation in such employee benefits of Employer shall be based upon Employee's tenure classification under rules established by Employer from time to time, and unless contrary to the law shall be terminable by Employer at any time in Employer's sole discretion.

          (e) Payroll Taxes. Employee's compensation and other benefits shall be subject to all payroll and withholding deductions as may be required by law.

     4. Disability. If during the term of this Agreement, Employee fails to perform Employee's duties hereunder because of physical or mental illness or other incapacity for 30 consecutive days, or for 45 days during any 120-day period, Employer shall have the right to terminate this Agreement without further obligation hereunder, except for any amounts payable pursuant to disability or workers' compensation insurance plans generally applicable to Employer's employees. Employer shall provide Employee with notice of commencement of the disability period, which period cannot commence more than 14 days prior to the date of the notice. If there is any dispute as to whether Employee is or was physically or mentally disabled under this Agreement,


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whether Employee's disability has ceased or whether Employee is able to resume
Employee's duties, such question shall be submitted to a licensed physician agreed upon by Employer and Employee. Employee shall submit to such examinations and provide information as such physician may request, and the determination of such physician as to Employee's physical or mental condition shall be binding and conclusive on the parties. Employer agrees to pay the cost of any such physician's services, tests and examinations.

     5. Death. If the Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and the Employee's legal representatives or estate shall be entitled to receive the base salary due to Employee through the last day of the calendar month in which Employee's death occurs and any other death benefits generally applicable to Employer's employees.

     6.   Termination by Employer.

          (a) With Cause. Employer may terminate this Agreement at any time for cause. Cause for discharge shall exist when: (i) Employee materially breaches this Agreement, or (ii) Employee commits any act or engages in a course of conduct involving moral turpitude which adversely affects the reputation of Employer.

          (b) Without Cause, Severance Pay. Employer may terminate this Agreement without Cause with a written notice to Employee. If Employer terminates this Agreement before the end of the term of the Agreement for any reason other than those described in section 6(a) above, then Employer shall pay to Employee, as the same shall become due, Employee's base salary, less applicable withholdings (the "Severance Pay").

     7. Termination by Employee. Employee shall have the right to terminate this Agreement at any time after at least ninety (90) days prior written notice given to Employer. Employee agrees to provide Employer with ninety (90) days prior written notice of any such termination.

     8. Effect of Termination. Upon proper termination of this Agreement by Employer or Employee, any amounts payable between the parties for periods prior to termination shall remain payable, and the covenant not to compete set forth in Section 9 below, and the proprietary information provisions of Section 9 below, shall survive any said termination and shall continue to bind Employee for the period of time stated therein.

     9. Restrictive Covenants. Employee acknowledges that Employee will have access to confidential information about Employer and Employer's customers and that Employee will have access to other "proprietary information" (as defined in Section 10 below) acquired by Employer at the expense of Employer for use in Employer's business. Accordingly, by execution of this Agreement:

          (a) Employee agrees that commencing the date of this Agreement, and continuing for two (2) years following Employee's termination of employment with Employer for any reason (whether such termination shall be voluntary or involuntary), Employee shall not violate the provisions of subparagraph 9(b) below. Employee agrees that the two-year period referred to in

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the preceding sentence shall be extended by the number of days included in any period of time during which Employee is or was engaged in activities constituting a breach of subparagraph 9(b).

     (b) During the time period specified in subparagraph (a) above, Employee shall not:

          (i) Directly or indirectly induce, encourage or assist any other individual who was employed by Employer during Employee's employment with Employer, or during the two (2) year period referred to in subparagraph (a) above, to leave Employer's employ. If Employee has any control over, or responsibility with respect to, the hiring of employees, agents or consultants at any other facility or with any other employer, Employee shall do everything in Employee's power to preclude the hiring or retention by such other employer or facility of any individual who was employed by Employer during Employee's employment period with Employer or during the two (2) year period referred to in subparagraph (a) above.

          (ii) Directly or indirectly solicit (or take other actions which could reasonably have the same effect as such solicitation) any individual or entity who is or was a customer of Employer during Employee's employment with Employer to obtain services from Employee or any other individual or entity, if such services are similar to, or the same as, the services provided to such individual or entity by Employer during Employee's employment with Employer.

          (iii) Directly or indirectly own, manage, operate, control, participate in, or be connected in any manner with the ownership, management, operation, or control of any business offering services in competition with those of Employer and located anywhere in the world, except that Employee may own not more than ten percent of such a company which is publicly traded.

     (c)  Employee agrees, prior to employment, to provide a copy of this
Section 8 to each and every other employer or facility at which Employee is retained or employed during the period specified in subparagraph 9(a) above.

     (d) Employee expressly agrees and acknowledges that these restrictive covenants are necessary for Employer's protection because of the nature and scope of Employer's business, the highly technological-intensive nature of Employer's business, and Employee's position with and services rendered for Employer, Employee expressly agrees and acknowledges that this covenant not to compete is reasonable as to time, scope of activities restricted, and geographical area, does not place any unreasonable burden upon Employee, and does not prevent Employee from earning a living. Employee and Employer agree that the general public will not be harmed as a result of enforcement of this covenant not to compete.

     (e) If the scope of any restriction in this Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be modified judicially or by arbitration in any proceeding brought to enforce such restriction. Further,

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          Employee acknowledges that any breach of this covenant not to compete would result in irreparable damage to Employer. Employee acknowledges and agrees that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and right Employer may have at law or in equity. Employee agrees that Employer shall not be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

               (f) In the event of Employee's actual or threatened breach of the provisions of this Section 8, in addition to and not in limitation of any other rights Employer may have, Employee shall forfeit any amounts due to Employee under this Agreement. Such remedy shall be in addition to any other remedies available to Employer at law or in equity.

               (g) Employee agrees that the covenants in this Section 9 shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by Employee against Employer, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

               (h) Employee acknowledges that Employee has had the opportunity to have Employee's personal legal counsel review these restrictive covenants, and all of the other provisions in this Agreement.

               (i) Employee acknowledges that Employee understands and hereby agrees to each and every term and condition of these restrictive covenants.

          10. Proprietary Information. It is understood and agreed that, in the course of Employee's employment hereunder and through Employee's activities for and on behalf of Employer, Employee will receive, deal with and have access to Employer's "proprietary information," defined below, and that Employee holds and is to hold Employer's proprietary information in trust and confidence for Employer. Employee agrees that Employee shall not, during the term of this Agreement or thereafter, in any fashion, form or manner, directly on indirectly, retain, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever, or authorize anyone else to take such actions, except when necessary or required in the normal course of Employee's employment hereunder and for the benefit of Employer, or with the express written consent of Employer, any of Employer's proprietary information or any information of any kind, nature or description whatsoever concerning any matters affecting or relating to Employer's business.

          For purposes of this Agreement, "proprietary information" means and includes the following: the identity of customers or potential customers of Employer; any written, typed or printed lists or other materials identifying the customers of Employer; any information supplied by customers of Employer; any and all data or information involving the techniques, programs, methods or contacts employed by Employer in the conduct of its business; any lists, documents, manuals, records, forms, or other materials used by Employer in the conduct of its business; any descriptive materials describing the methods and procedures employed by Employer in the conduct of its business; any other secret or confidential information concerning Employer's business or affairs. The terms "list," "document," or their equivalent,



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as used in this paragraph, are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document" whether or not such compilation has been reduced to writing.

     The parties hereby stipulate as between themselves that this requirement of confidentiality is vital to the effective and successful operation of Employer's business, and that any breach of the terms of this Section 10 shall be a material breach of this Agreement. In the event of Employee's actual or threatened breach of this Section 10, Employer shall be entitled, in addition to any and all available remedies for such breach or threatened breach, to the recovery of damages from Employee and to injunctive relief.

     If during the term of Employee's employment with Employer Employee develops or discovers any innovative technique, method, or process, or receives any patents, then such techniques, methods, processes and patents shall be the property of Employer.

     Upon termination of this Agreement for any reason, Employee shall immediately turn over to Employer any proprietary information. Employee shall have no right to retain any copies of any material qualifying as proprietary information for any reason whatsoever after termination of Employee's employment hereunder without the express prior written consent of Employer.

     Employee agrees that the covenants in this Section 10 shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by Employee against Employer, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

     11. Termination of Prior Agreements. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of Employee by Employer.

     12. Successors; Benefit. This Agreement is personal in its nature and Employee shall not, without the express written consent of Employer, assign, transfer or delegate this Agreement or any rights or obligations hereunder. The rights and obligations of Employer hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

     13. Governing Law. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed and enforced under and in accordance with the laws of the State of Arizona.

     14. Jurisdiction. The courts of the State of Arizona shall have the sole and exclusive jurisdiction in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be either in Maricopa County Superior Court or in the United States Federal Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction of such courts.

     15. Entire Agreement; Modification. This Agreement embodies the entire agreement of the parties respecting the matters within its scope. Except as otherwise expressly set forth in this Agreement,

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this Agreement contains all the terms and conditions agreed to by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, if any, with respect thereto. This Agreement may not be amended or modified except by an agreement in writing duly executed by Employee and by Employer. The parties do not intend to confer any benefit hereunder on any person or firm other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement.

     16. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     17. Attorney's Fees. Employee and Employer agree that in any arbitration or legal proceeding arising out of this Agreement the prevailing party shall be entitled to its reasonable attorney's fees and costs of litigation, determined by the judge and not the jury in which the action is brought, in addition to any other relief granted.

     18. Severability. In the event that any court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     19. Notices. Any notice or other communication given under the terms of this Agreement ("Notice") shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, in the United States mail, postage pre-paid, addressed as follows:

          If to Employer:     Futech Interactive Products, Inc.
                              Attention: Vincent W. Goett
                              2999 North 44th Street, Suite 225
                              Phoenix, Arizona 85018-7247

          If to Employee:     Paul C. Oursler
                              12669 East Laurel Lane
                              Scottsdale, AZ 85259

or at such other address as a party may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

     20. Miscellaneous. The parties agree to do such further acts and things and execute and deliver such additional agreements and instruments as either party may reasonably require to consummate, evidence, or confirm any agreement contained herein in the manner contemplated hereby. This Agreement shall be construed according to its fair meaning, and neither for nor against the drafting party.


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The titles and headings of sections of this Agreement are for the convenience of reference only, are not intended to define, limit, or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.


     DATED the date first hereinabove written.


                         EMPLOYER:           Futech Interactive Products, Inc.,
                                             an Arizona corporation


                                             By: /s/ Vincent W. Goett, CEO
                                                 _______________________________
                                                     Vincent W. Goett, CEO


                         EMPLOYEE:               /s/ Paul C. Oursler
                                                 _______________________________
                                                     Paul C. Oursler



List of Exhibits:
________________


Representations and Warranties Regarding Stock   "A"


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                                  EXHIBIT "A"

                   SUBSCRIBER REPRESENTATIONS AND WARRANTIES

               Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

          1. The Shares will be acquired by Subscriber for Subscriber's own account and not with the view to, or for resale in connection with, any distribution, public offering or transfer thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and Subscriber is not, directly or indirectly, participating in an underwriting of any such distribution, offering, or transfer.

          2. Subscriber understands that the Shares have not been registered under the 1933 Act by reason of issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof.

          3. Subscriber understands that the Shares have not been registered under the 1933 Act or any state securities laws, that they are "restricted securities" in the hands of Subscriber with the meaning of the Act, and that any future sale of the Shares will be regulated by the Act and applicable state securities laws. Subscriber understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares, or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely.

          4. Subscriber will not sell or otherwise transfer or dispose of any of the Shares: (A) except in strict compliance with (1) the provisions of the Agreement to which this Exhibit is attached, and (2) the restrictions on transfer described herein, and (B) unless such securities are (X) registered under the 1993 Act, and any applicable state securities laws, or (Y) Subscriber represents that such securities may be sold in reliance on an exemption from such registration requirements.

          5. No federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of the Shares, or made any finding or determination as to the fairness of the Shares for private investment.

          6. The investment in the Shares is being made in reliance on specific exemptions from the registration requirements of federal and state securities laws, and the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to establish such exemptions.

     7. Subscriber agrees to deliver to the Corporation, if requested by the Corporation, an investment letter in customary form.

     8. Based on personal knowledge and experience in financial and business matters in general, Subscriber understands the nature of this investment, is fully aware of and familiar with the business operations of the Corporation, and is able to evaluate the merits and risks of an investments in the Shares.

     9. Subscriber has been given the opportunity to ask questions about the Corporation and has been granted access to all information, financial and otherwise, with respect to the Corporation which has been requested, has examined such information, and is satisfied with respect to the same.

     10. Subscriber has been encouraged to rely upon the advice of Subscriber's legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the acquisition of the Shares.

     11. Subscriber, in determining to acquire the Shares, has relied solely upon: (A) the advice of Subscriber's legal counsel and accountants or other financial advisers with respect to the tax, economic and other consequences involved in acquiring the Shares, and (B) Subscriber's own independent evaluation of the business, operations and prospects of the Corporation and the merits and risks of the acquisition of the Shares.

     12. Subscriber has been advised and understands that this investment is, by its nature, very speculative.

     13. Subscriber has sufficient income and net worth such that Subscriber does not contemplate being required to dispose of any portion of the investment in the Shares to satisfy any existing or expected undertakings or indebtedness. Subscriber is able to bear the economic risks of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing all or any part of the investment and probable inability to sell or transfer the Shares for an indefinite period of time.

     14. Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect.

     15. The investment in the Shares has been privately proposed to Subscriber without the use of general solicitation or advertising.

     16. Subscriber understands that the certificates representing the Shares may bear restrictive legends as to the restricted nature of such securities and may bear a legend substantially in the following form, and agrees to will hold the Shares subject thereto:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN

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REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE
SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


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